EXHIBIT 8.1


               [LETTERHEAD OF STEVENS & LEE, P.C.]


                        __________, 1998



Board of Directors
The First Jermyn Corp.
645 Washington Avenue
Jermyn, PA  18433

Board of Directors
Upper Valley Bancorp, Inc.
114-116 Lackawanna Avenue
Olyphant, PA  18447

Re:  Merger of Upper Valley Bancorp, Inc. with and into
     The First Jermyn Corp.; Merger of NBO National Bank with and into The First National Bank of Jermyn

Gentlemen:

     You have requested our opinion in connection with the transaction contemplated by the Agreement and Plan of Merger (the "Holding Company Merger Agreement"), dated as of October 15, 1997, between The First Jermyn Corp., a Pennsylvania corporation ("First Jermyn"), and Upper Valley Bancorp, Inc., a Pennsylvania corporation ("Upper Valley"), pursuant to which Upper Valley will be merged with and into First Jermyn, which will be the surviving corporation. At the Effective Date of such merger (the "Merger"), each share of Upper Valley Common Stock issued and outstanding immediately prior to such date will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of First Jermyn Common Stock as is provided in Section 1.02(e) of the Holding Company Merger Agreement. No fractional shares of First Jermyn Common Stock will be issued. In lieu thereof, shareholders of Upper Valley will receive cash in an amount determined pursuant to Section 1.02(e) of the Holding Company Merger Agreement. Upper Valley shareholders will be entitled to exercise dissenters' rights in connection with the Merger. All shares of Upper Valley Common Stock held as treasury shares by Upper Valley or held by an Upper Valley Subsidiary, First Jermyn, or a First Jermyn Subsidiary on the Effective Date of the Merger will be cancelled, and no shares of First Jermyn Common Stock or other property will be delivered in exchange therefor.

     You have also requested our opinion in connection with the transaction contemplated by the Bank Plan of Merger, dated as of October 15, 1997, between The First National Bank of Jermyn, a national banking association ("FNBJ"), and NBO National Bank, a national banking association ("NBO"), pursuant to which NBO will, concurrently with or as soon as practicable after the closing of the Merger of Upper Valley with and into First Jermyn, be merged with and into FNBJ, which will be the surviving institution. At the effective date of such merger (the "Bank Merger"), all of the issued and outstanding shares of NBO Common Stock and all shares of NBO Common Stock held as treasury shares will be cancelled, and no shares of FNBJ Common Stock will be delivered in exchange therefor.

     This opinion is being furnished pursuant to Sections 5.01(j) and 5.02(j) of the Holding Company Merger Agreement. All capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Holding Company Merger Agreement and its exhibits.

     In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Holding Company Merger Agreement, the exhibits thereto, and such other documents as we have deemed necessary or appropriate for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of Upper Valley and First Jermyn, including certain written representations of the managements of Upper Valley and First Jermyn annexed hereto. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above.

     In preparing our opinion, we have considered applicable provisions of the IRC, Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have deemed relevant.

     Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present law, for federal income tax purposes:

     1. The transfer by Upper Valley of all its assets to First Jermyn in exchange for First Jermyn Common Stock (including fractional share interests) and the assumption by First Jermyn of all of Upper Valley's liabilities will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     2. Upper Valley and First Jermyn will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     3. Neither Upper Valley nor First Jermyn will recognize any gain or loss upon the transfer of Upper Valley's assets to First Jermyn in exchange solely for First Jermyn Common Stock (including any fractional share interests) and the assumption by First Jermyn of the liabilities of Upper Valley.

     4. The basis of the Upper Valley assets in the hands of First Jermyn will be the same as the basis of such assets in the hands of Upper Valley immediately prior to the Merger.

     5. The holding period of the assets of Upper Valley to be received by First Jermyn will include the period during which the assets were held by Upper Valley.

     6. No gain or loss will be recognized by the shareholders of Upper Valley on the receipt of First Jermyn Common Stock
(including any fractional share interests) solely in exchange for their shares of Upper Valley Common Stock.

     7. The basis of the First Jermyn Common Stock (including any fractional share interests) to be received by the Upper
Valley shareholders in the Merger will be the same as the basis of the Upper Valley Common Stock surrendered in exchange therefor.

     8. The holding period of the First Jermyn Common Stock (including any fractional share interests) to be received by the Upper Valley shareholders in the Merger will include the period during which the Upper Valley shareholders held their Upper Valley Common Stock, provided the shares of Upper Valley Common Stock are held as a capital asset on the Effective Date of the Merger.

     9. The payment of cash in lieu of fractional share interests of First Jermyn Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by First Jermyn. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a). Any gain or loss recognized by an Upper Valley shareholder will be a capital gain or loss, provided the shares of Upper Valley Common Stock are held as a capital asset on the Effective Date of the Merger.

     10. As provided in IRC Section 381(c)(2) and related Treasury regulations, First Jermyn will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Upper Valley as of the Effective Date of the Merger. Any deficit in the earnings and profits of First Jermyn or Upper Valley will be used only to offset the earnings and profits accumulated after the Merger.

     11. Pursuant to IRC Section 381(a) and related Treasury regulations, First Jermyn will succeed to and take into account the items of Upper Valley described in IRC Section 381(c). Such items will be taken into account by First Jermyn subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     12. The Bank Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     13. NBO and FNBJ will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     14. Neither NBO nor FNBJ will recognize any gain or loss upon the transfer of NBO's assets to FNBJ in constructive exchange solely for FNBJ Common Stock and the assumption by FNBJ of the liabilities of NBO.

     15. The basis of the NBO assets in the hands of FNBJ will be the same as the basis of such assets in the hands of NBO immediately prior to the Bank Merger.

     16. The holding period of the NBO assets in the hands of FNBJ will include the period during which such assets were held by NBO.

     17. No gain or loss will be recognized by First Jermyn, as the shareholder of NBO, upon the constructive receipt of shares of FNBJ Common Stock in exchange for the NBO Common Stock surrendered in exchange therefor in the Bank Merger.

     18.  The basis of the FNBJ Common Stock to be held by First
Jermyn after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the NBO Common Stock surrendered in the constructive exchange.

     19. As provided in IRC Section 381(c)(2) and related Treasury regulations, FNBJ will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of NBO as of the effective date of the Bank Merger. Any deficit in the earnings and profits of FNBJ or NBO will be used only to offset the earnings and profits accumulated after the Bank Merger.

     20. Pursuant to IRC Section 381(a) and related Treasury regulations, FNBJ will succeed to and take into account the items of NBO described in IRC Section 381(c). Such items will be taken into account by FNBJ subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     We call your attention to the fact that certain portions of this opinion relating to the federal income tax treatment of Upper Valley shareholders may not be applicable to persons who received their Upper Valley Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, or to foreign persons or persons who, because of their circumstances or status, are subject to special federal income tax treatment.

     Except as set forth above, we express no other opinion as to the tax consequences of the mergers and related transactions to any party under federal, state, local or foreign laws.

                                   Very truly yours,

                                   STEVENS & LEE, P.C.

                     THE FIRST JERMYN CORP.
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of The First Jermyn Corp., a Pennsylvania corporation ("First Jermyn"), in connection with the opinion to be delivered by Stevens & Lee, P.C., as to certain of the federal income tax consequences of (i) the proposed merger (the "Merger") of Upper Valley Bancorp, Inc., a Pennsylvania corporation ("Upper Valley"), with and into First Jermyn pursuant to the Agreement and Plan of Merger, dated as of October 15, 1997, between First Jermyn and Upper Valley, and
(ii) the subsequent merger (the "Bank Merger") of NBO National Bank, a national banking association ("NBO"), with and into The First National Bank of Jermyn, a national banking association ("FNBJ"), pursuant to the Bank Plan of Merger, dated as of October 15, 1997, between FNBJ and NBO, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of First Jermyn and FNBJ, to the best knowledge and belief of the management of First Jermyn and FNBJ, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the First Jermyn common stock to be received by each Upper Valley shareholder will be approximately equal to the fair market value of the Upper Valley common stock exchanged therefor.

     2. There is no plan or intention on the part of the Upper Valley shareholders to sell, exchange, or otherwise dispose of a number of shares of First Jermyn common stock to be received in the Merger that would reduce such shareholders' ownership of First Jermyn common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding Upper Valley common stock as of the same date. For purposes of this representation, shares of Upper Valley common stock exchanged for cash in lieu of fractional shares of First Jermyn common stock will be treated as outstanding Upper Valley common stock on the effective date of such Merger. Moreover, shares of Upper Valley common stock and shares of First Jermyn common stock held by Upper Valley shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger (including shares surrendered pursuant to the exercise of dissenters' rights) will be considered in making this representation.

     3. First Jermyn has no plan or intention to reacquire any of its common stock issued in the Merger.

     4. First Jermyn has no plan or intention to sell or otherwise dispose of any of the assets of Upper Valley acquired in the Merger, except for dispositions made in the ordinary course of business, transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "IRC"), and the transfer contemplated by the Bank Merger.

     5. The liabilities of Upper Valley assumed by First Jermyn and the liabilities to which the transferred assets of Upper
Valley are subject were incurred by Upper Valley in the ordinary course of its business.

     6. Following the Merger, First Jermyn will continue the historic business of Upper Valley or use a significant portion of Upper Valley's historic business assets in a business.

     7.   First Jermyn, Upper Valley, and the shareholders of
Upper Valley will pay their respective expenses, if any, incurred in connection with the Merger.

     8. There is no intercorporate indebtedness existing between Upper Valley and First Jermyn that was issued, acquired, or will be settled at a discount.

     9. No two parties to the Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     10. Upper Valley is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     11. The fair market value of the assets of Upper Valley transferred to First Jermyn will equal or exceed the sum of the liabilities assumed by First Jermyn plus the amount of the liabilities, if any, to which the transferred assets are subject.

     12. The payment of cash in lieu of fractional shares of First Jermyn common stock is solely for the purpose of avoiding the expense and inconvenience to First Jermyn of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Upper Valley shareholders of record instead of issuing fractional shares of First Jermyn common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Upper Valley in exchange for their shares of Upper Valley common stock. The fractional share interests of each Upper Valley shareholder of record will be aggregated, and no Upper Valley shareholder will receive cash in an amount equal to or greater than the value of one full share of First Jermyn common stock.

     13. None of the compensation received by any shareholder-employees of Upper Valley will be part of the consideration for Upper Valley common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Upper Valley is separate consideration for any compensation owed to such shareholder-employee.

     14. The fair market value of the FNBJ common stock to be constructively received by First Jermyn will be approximately equal to the fair market value of the NBO common stock exchanged therefor.

     15. First Jermyn has no plan or intention to sell, exchange, or otherwise dispose of a number of shares of FNBJ common stock that would reduce its ownership of FNBJ common stock constructively received in the Bank Merger to a number of shares having a value, as of the effective date of such merger, of less than 50% of the value of all of the formerly outstanding NBO common stock as of the same date.

     16. First Jermyn has no plan or intention to sell or otherwise dispose of the assets of NBO acquired in the Bank
Merger, except for (i) dispositions made in the ordinary course of business and (ii) transfers described in IRC Section
368(a)(2)(C).

     17. The liabilities of NBO assumed by FNBJ and the liabilities to which the transferred assets of NBO are subject were incurred by NBO in the ordinary course of its business.

     18. Following the Bank Merger, FNBJ will continue the historic business of NBO or use a significant portion of NBO's historic business assets in a business.

     19. First Jermyn, FNBJ, and NBO will pay their respective expenses, if any, incurred in connection with the Bank Merger.

     20. There is no intercorporate indebtedness existing between FNBJ and NBO that was issued, acquired, or will be settled at a discount.

     21. No two parties to the Bank Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     22. NBO is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     23. The fair market value of the assets of NBO transferred to FNBJ will equal or exceed the sum of the liabilities assumed by FNBJ plus the amount of the liabilities, if any, to which the transferred assets are subject.

     24. The total adjusted basis of the assets of NBO transferred to FNBJ will equal or exceed the sum of the liabilities assumed by FNBJ plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of First Jermyn and
FNBJ, signed this certificate as of the _____ day of ________, 1998.


                              THE FIRST JERMYN CORP.

                              By:________________________________

                              Name:______________________________

                              Title:_____________________________

                   UPPER VALLEY BANCORP, INC.
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of Upper Valley Bancorp, Inc., a Pennsylvania corporation ("Upper Valley"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of (i) the proposed merger (the "Merger") of Upper Valley with and into The First Jermyn Corp., a Pennsylvania corporation ("First Jermyn"), pursuant to the Agreement and Plan of Merger, dated as of October 15, 1997, between First Jermyn and Upper Valley, and
(ii) the subsequent merger (the "Bank Merger") of NBO National Bank, a national banking association ("NBO"), with and into The First National Bank of Jermyn, a national banking association ("FNBJ"), pursuant to the Bank Plan of Merger, dated as of October 15, 1997, between FNBJ and NBO, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of Upper Valley and NBO, to the best knowledge and belief of the management of Upper Valley and NBO, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the First Jermyn common stock to be received by each Upper Valley shareholder will be approximately equal to the fair market value of the Upper Valley common stock exchanged therefor.

     2. There is no plan or intention on the part of the Upper Valley shareholders to sell, exchange, or otherwise dispose of, to First Jermyn, Upper Valley and/or any person related to either of them, as determined under Treasury Regulation 1.368-1(e), a number of shares of First Jermyn common stock to be received in the Merger that would reduce such shareholders' ownership of First Jermyn common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding Upper Valley common stock as of the same date. Shares of Upper Valley common stock exchanged for cash in lieu of fractional shares of First Jermyn common stock will be considered in making this representation. Moreover, shares of Upper Valley common stock and shares of First Jermyn common stock held by Upper Valley shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger (including shares surrendered pursuant to the exercise of dissenters' rights) will be considered in making this representation.

     3. The liabilities of Upper Valley assumed by First Jermyn and the liabilities to which the transferred assets of Upper
Valley are subject were incurred by Upper Valley in the ordinary course of its business.

     4.   First Jermyn, Upper Valley, and the shareholders of
Upper Valley will pay their respective expenses, if any, incurred in connection with the Merger.

     5. There is no intercorporate indebtedness existing between Upper Valley and First Jermyn that was issued, acquired, or will be settled at a discount.

     6. No two parties to the Merger are "investment companies" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal
Revenue Code of 1986, as amended (the "IRC").

     7. Upper Valley is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     8. The fair market value of the assets of Upper Valley transferred to First Jermyn will equal or exceed the sum of the liabilities assumed by First Jermyn plus the amount of the liabilities, if any, to which the transferred assets are subject.

     9. The payment of cash in lieu of fractional shares of First Jermyn common stock is solely for the purpose of avoiding the expense and inconvenience to First Jermyn of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Upper Valley shareholders of record instead of issuing fractional shares of First Jermyn common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Upper Valley in exchange for their shares of Upper Valley common stock. The fractional share interests of each Upper Valley shareholder of record will be aggregated, and no Upper Valley shareholder will receive cash in an amount equal to or greater than the value of one full share of First Jermyn common stock.

     10. None of the compensation received by any shareholder-employees of Upper Valley will be part of the consideration for Upper Valley common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Upper Valley is separate consideration for any compensation owed to such shareholder-employee.

     11. The liabilities of NBO assumed by FNBJ and the liabilities to which the transferred assets of NBO are subject were incurred by NBO in the ordinary course of its business.

     12. There is no intercorporate indebtedness existing between FNBJ and NBO that was issued, acquired, or will be settled at a discount.

     13. No two parties to the Bank Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     14. NBO is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     15. The fair market value of the assets of NBO transferred to FNBJ will equal or exceed the sum of the liabilities assumed by FNBJ plus the amount of the liabilities, if any, to which the transferred assets are subject.

     16. The total adjusted basis of the assets of NBO transferred to FNBJ will equal or exceed the sum of the liabilities assumed by FNBJ plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of Upper Valley and
NBO, signed this certificate as of the _____ day of ________, 1998.


                              UPPER VALLEY BANCORP, INC.

                              By:________________________________

                              Name:______________________________

                              Title:_____________________________